Exhibit 1.01

Radware Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2017

This Conflict Minerals Report for the year ended December 31, 2017 (this "Report") has been prepared by Radware Ltd. (“Radware,” the “Company” or “we”) pursuant to Rule 13p-1 (the "Rule" or "Rule 13p-1") promulgated under the Securities Exchange Act of 1934, as amended, and Form SD thereunder.

The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict minerals are defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, tungsten and Gold (“conflict minerals” or “3TG”).

In general, if an SEC registrant, like Radware, has reason to believe that any of the conflict minerals in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”), or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

This Report relates to the process undertaken for Radware's products that were manufactured or contracted to be manufactured, during calendar year 2017 and that may contain 3TG minerals and that are necessary to the functionality or production of the products manufactured or to the products contracted to be manufactured.

A copy of this Report, as well as the Form SD that we filed with the SEC, is available on our website at https://www.radware.com/corporategovernance/conflictminerals/.

Unless otherwise defined herein, defined terms used in this Report have the meaning ascribed to such terms in the Rule and Form SD as well as SEC Release No. 34-67716 issued by the SEC on August 22, 2012.

Except as set forth otherwise in this Report, Radware has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with Radware’s Conflict Minerals Policy, may affect Radware’s future determinations under Rule 13p-1.

As part of Radware's Labor Practice and Human Rights Policy, Radware respects the protection of human rights, including the basic human rights of employees and workers. The Company aims to uphold the human rights of those affected by its business activities, and in particular, of the workers engaged in its supply chain. Accordingly, the Company aspires to source components and materials from suppliers that share our values regarding respect for human rights, integrity and environmental responsibility, and that comply with applicable legal standards and requirements.

1.	Overview

Company Overview

We are a provider of cyber security and application delivery solutions that help our customers to secure the digital experience for users of business-critical applications in virtual, cloud and software defined data centers. Our solutions are deployed by, among others, enterprises, carriers and cloud service providers. We offer a set of solutions that are designed to ensure application service levels are guaranteed at all times, in any operational scenario, and to optimize business operations, minimize service delivery degradation and prevent downtime. Our solutions are offered in three main categories including products, product subscriptions and services. We sell our products primarily to independent distributors, including value added resellers (VARs), original equipment manufacturers (OEMs) and system integrators, whereas most of our direct sales are to strategic customers. For more information about Radware, please visit www.radware.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference herein.

Supply Chain

We conducted an analysis of our products and found that small quantities of 3TG could potentially be found in our products, although in small quantities.

The products that we manufacture are highly complex, typically containing thousands of parts from direct suppliers. In general, we primarily rely on third-party assembly and manufacturing vendors to provide our finished products and, in this respect, these vendors typically receive components and subassemblies included in our products from other suppliers and subcontractors.

We have relationships with a network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Therefore, we must rely on our direct suppliers to cooperate with us and work with their own upstream suppliers or sub-contractors in order that they may provide us with accurate information about the origin of 3TG in the components we purchase from them. In particular, many of our supplier contracts have fixed durations and we cannot unilaterally impose new contract terms or flow-down requirements that would otherwise compel these suppliers to support our due diligence efforts with respect to 3TG content. However, as we enter into new supply contracts or renew existing supply contracts, we seek to add, where feasible, a conflict minerals contract clause that requires the relevant supplier to provide us with information about the source of 3TG and relevant smelters and refiners.

Reasonable Country of Origin Inquiry (RCOI)

We have determined that requesting our suppliers to complete the CMRT (as defined below) as well as following the steps described under Section 2 below (Due Diligence Process), represent our reasonable efforts to determine the mines or locations of origin of 3TG in our supply chain.

We developed a risk-based approach (pareto analysis) that focuses on the suppliers that represented as of December 31, 2017, in aggregate, at least 90% of our spend on the manufacturing costs of our finished products that were shipped in 2017. We identified in total 5 relevant suppliers (the “Relevant Suppliers”), compared with 184 in our Conflict Minerals Report for the year ended December 31, 2016, and engaged a third party data collection and software vendor (the "Third Party Vendor") to monitor the due diligence process and the gathering of information from all such Relevant Suppliers. The decrease in the number of Relevant Suppliers compared to 2016 primarily derives from accepting the CMRTs of our original design manufacturer ("ODMs") suppliers and focusing on strategic suppliers that we purchase from directly. We changed our approach and accepted the CMRTs of our ODMs based on our agreement with such ODMs pursuant to which they assumed responsibility over their sub-suppliers.

We sent letters to our Relevant Suppliers to explain the Rule and to refer them to online training materials and instructions. We also solicited information from our Relevant Suppliers, using the most up to date Conflict Minerals Reporting Template version 5.01 and above (“CMRT”), an industry-standard template for conflict mineral reporting developed by the  Responsible Minerals Initiative (formerly known as the Conflict-Free Sourcing Initiative, or CFSI) (the "RMI").

We reviewed the responses that we received and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information. Out of the 5 Relevant Suppliers, 5 Relevant Suppliers (100%) completed and returned CMRTs to us.

Based on these efforts, we believe that some of our products may contain conflict minerals that originated in Covered Countries and are not from recycled or scrap sources. Therefore, according to the Rule, we have engaged in the Due Diligence Process described in detail in Section 2 below.

2.	Due Diligence Process

2.1	Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the internationally recognized due diligence framework prescribed by the Organization for Economic Co-operation and Development ("OECD") known as "Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas" and related Supplements for Tin, Tantalum and Tungsten and for Gold (the “OECD Guidance”). We designed our due diligence measures according to the recommendations of the OECD Guidance for downstream companies that have no direct relationships to smelters or refiners.

2.2	Due Diligence Performed

2.2.1	Establish Strong Management Systems

Corporate Policy

We have adopted a conflict minerals policy (our "Policy" or our "Conflict Minerals Policy") that is aimed at achieving responsible sourcing. The Policy is publicly available on our website at https://www.radware.com/corporategovernance/conflictminerals/.

Internal Team

We have established a management system to support supply chain due diligence related to 3TG. Our management system includes a steering committee headed by the Company's Legal Department (the “CM Steering Committee”), and a team of subject matter functions such as supplier management, operations and legal.

Supply Chain Control Systems and Transparency

We requested that all Relevant Suppliers provide information to us regarding 3TG and relevant smelters or refiners using the CMRT.

We adopted, and communicated to our suppliers and to the public through our website and direct letters, our Policy for the sourcing of minerals originating from conflict affected and high-risk areas that are under scrutiny for human right abuses, i.e. the DRC and Covered Countries.

Controls included a company-wide code of conduct that outlines expected behaviors from all our employees as well as engaging a Third Party Vendor to assist us in collecting and analyzing relevant data and in maintaining a smelter or refiner database.

Grievance Mechanism

Our Conflict Minerals Policy is available to the public on our website and provides the contact details for reporting concerns or questions regarding the Policy or violations thereof. Suppliers and other external parties are encouraged to contact their regular sourcing channel if they wish to seek guidance on the application of this approach, or if they wish to report a grievance in relation to our Conflict Minerals Policy.

Maintaining Records

We maintain data records relating to our due diligence efforts in the Third Party Vendor’s Conflict Minerals Reporting Dashboard Software (“CMR Dashboard”) for the five (5) year duration recommended by the OECD Guidance. The CMR Dashboard stores current and former CMRTs received from suppliers to maintain traceability and transparency.

Supplier Engagement

We maintain an electronic portal that directs suppliers to resources related to Conflict Minerals, including FAQs from the SEC.

We established a Conflict Minerals webpage to host our Conflict Minerals Policy and our conflict minerals reports along with their related Form SDs.

We have also engaged the Third Party Vendor to provide training and outreach to suppliers, as well as to conduct, collect, validate and archive supplier responses.

As we enter into new supply contracts or renew existing supply contracts, we seek to add, where feasible, a conflict minerals contract clause that requires suppliers to provide us with information about the source of 3TG and relevant smelters or refiners.

2.2.2	Identify and Assess Risks in the Supply Chain

We approached our 5 Relevant Suppliers and received responses from 5 Relevant Suppliers representing 100% of the Relevant Suppliers as described in the RCOI. We reviewed and analyzed the respective CMRTs of our Relevant Suppliers and compared the information provided therein with the Standard Smelter List of Compliant and Active Smelters from the Responsible Minerals Assurance Process (RMAP), a list issued by RMI that aims to identify smelters and refiners that have systems in place to assure the sourcing of conflict-free materials. We rely on these Relevant Suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the components supplied to us. Our Relevant Suppliers are similarly reliant upon information provided by their suppliers.

2.2.3	Design and Implement a Strategy to Respond to Risks

We implemented the following strategy to address the results of our risk assessment described in Section 2.2.2 above. The goal of the design and implementation strategy is not to eliminate sourcing from the DRC and Covered Countries, but to encourage participation with the RMI and other relevant bodies, where possible:

•	The CM Steering Committee held meetings to review progress and assess the risks identified.
•
We reviewed the responses that we received and followed up on what we perceived to be inconsistent, incomplete, or inaccurate responses, as well as sent reminders to Relevant Suppliers who did not respond to our requests for information.

•
We sent, where applicable, follow up letters to unresponsive Relevant Suppliers and to Relevant Suppliers who declared they sourced conflict minerals from Covered Countries, asking them to complete their due diligence process in order to validate that all smelters in Covered Countries are compliant with RMI or other independent conflict free smelter validation programs, such as the London Bullion Market (LBMA) or the Responsible Jewelry Council (RJC).

•	Relevant senior management, including our Vice President and General Counsel, was briefed on our due diligence efforts, risk analysis results and mitigation efforts.
•
We approached Relevant Suppliers that we identified as possibly sourcing from smelters or refiners located in the Covered Countries that did not receive a conflict free designation from the RMI, and asked for a corrective action plan.

2.2.4	Carry out Independent Third Party Audit of Smelters/Refiners Due Diligence Practices

We rely on industry-wide initiatives, such as RMI, to conduct risk assessments at the upstream level.

Since we do not have direct sourcing relationships with conflict mineral smelters or refiners, we did not perform direct audits of these entities within our supply chain.

2.2.5	Report on Supply Chain Due Diligence

Our supply chain conflict mineral due diligence efforts are described in this report. This Conflict Minerals Report is available on our website https://www.radware.com/corporategovernance/conflictminerals/ and is filed with the SEC.

3.	Results of Assessment

Based on information provided by our Relevant Suppliers as well as by RMI, the results of our due diligence investigation on the dates covered by this Report, are as follows:

•	We were successful in approaching all Relevant Suppliers.

•	Out of the 5 Relevant Suppliers, 5 Relevant Suppliers (100%) completed and returned the CMRTs to us. Based on the CMRTs we received from these Relevant Suppliers (the "Responsive Relevant Suppliers"):

o
100% of the responses received provided data at a company or user-defined level. None of the remaining Responsive Relevant Suppliers declared that information was provided at a product level, as shown in the following table:

Category	Percentage of Responsive Relevant Suppliers
Company level	80% (4 out of 5 suppliers)
User defined	20% (1 out of 5 suppliers)
Product list	0% (0 out of 5 suppliers)

•
We identified 306 smelters or refiners that may be involved in our supply chain, out of which 83% are either recognized as conflict free by RMI (each a “Compliant Smelter”) or are committed to undergo an RMAP audit. Analysis of information about these 306 smelters is provided in the following diagrams:

Based on the information provided by the Responsive Relevant Suppliers as well as by RMI, as of the date of this Report, Radware believes that the facilities that may have been used to process the conflict minerals in Radware’s products may include the smelters and refiners listed in Annex I below.

Based on the information provided by the Responsive Relevant Suppliers as well as by RMI, as of the date of this Report, Radware believes that the countries of origin of the conflict minerals contained in its products may include the countries listed in Annex II below.

The information gathered from our Responsive Relevant Suppliers is not collected on a continuous, real-time basis.

In addition, Radware can only provide reasonable and good faith, yet not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals, since the information comes primarily from direct and secondary suppliers as well as from independent third party audit programs.

Lastly, given that most of our Responsive Relevant Suppliers were unable to provide information at product level, Radware cannot clearly identify the source or origin of the 3TG included in its products.

4.	Future Risk Mitigation Efforts

We currently intend to continue working with our global supply chain to achieve responsible sourcing of minerals from conflict areas and comply with applicable regulations to the extent that they are required:

•	Continue implementing risk management measurement and follow up processes with regard to non-responsive or non-compliant suppliers.
•
As described in our Conflict Minerals Policy, to the extent we have reason to believe that any of our suppliers supply us with 3TG, receive such minerals from sources that may support conflict in the DRC or any adjoining country, we would encourage such suppliers to establish an alternative source of 3TG that does not support such conflict, as outlined in the OECD Guidance. Such methods are important to us as we are committed to discouraging human rights abuses.

•	Continue to include or attempt to include a conflict minerals flow-down clause in new or renewed supplier contracts.
•
Continue to direct our suppliers through our website and direct communications to information and training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Request suppliers to procure materials through validated smelters pursuant to the RMI or other approved resources and request our suppliers to take mitigating actions in case they do not.
•	Continue to validate supplier responses using information collected via independent conflict free smelter validation programs, such RMI's RMAP program.
•	Continue to engage in regular and ongoing risk assessment through our suppliers’ annual data submissions.

Annex I – List of Smelters

Metal	Smelter Look-Up	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	SungEel HiTech	KOREA, REPUBLIC OF
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex II – Country of Origin Inquiry (COO)

Gold	Tantalum	Tin	Tungsten
AFGHANISTAN	AUSTRALIA	ARGENTINA	AUSTRALIA
ALBANIA	BOLIVIA	AUSTRIA	BOLIVIA
ARGENTINA	BRAZIL	BELGIUM	CANADA
AUSTRALIA	BURUNDI	BOLIVIA	CHINA
AUSTRIA	CANADA	BRAZIL	DEMOCRATIC REPUBLIC OF CONGO
AZERBAIJAN	CHINA	BURUNDI	INDONESIA
BELGIUM	DEMOCRATIC REPUBLIC OF CONGO	CAMBODIA	MOZAMBIQUE
BERMUDA	ETHIOPIA	CANADA	PERU
BOLIVIA	GERMANY	CHILE	PORTUGAL
BRAZIL	INDIA	CHINA	RUSSIAN FEDERATION
BULGARIA	JAPAN	COLOMBIA	SPAIN
BURKINA FASO	KAZAKHSTAN	ECUADOR	UNITED STATES OF AMERICA
CAMBODIA	MOZAMBIQUE	ETHIOPIA	VIETNAM
CANADA	NAMIBIA	GERMANY
CHILE	NIGERIA	GUYANA
CHINA	PORTUGAL	HUNGARY
DOMINICAN REPUBLIC	RUSSIAN FEDERATION	INDIA
ECUADOR	RWANDA	INDONESIA
ETHIOPIA	SIERRA LEONE	JAPAN
FINLAND	SPAIN	KAZAKHSTAN
GERMANY	THAILAND	LAOS
GHANA	UNITED STATES OF AMERICA	LUXEMBOURG
GUINEA	VIETNAM	MALAYSIA

GUYANA	MONGOLIA
HUNGARY	MYANMAR
INDIA	NAMIBIA
INDONESIA	PAPUA NEW GUINEA
IRELAND	PERU
ITALY	PORTUGAL
JAPAN	RUSSIAN FEDERATION
KAZAKHSTAN	RWANDA
KENYA	TAIWAN
KYRGYZSTAN	THAILAND
LAOS	THE REPUBLIC OF KOREA
LIBERIA	UGANDA
LUXEMBOURG	UNITED STATES OF AMERICA
MALAYSIA	VIET NAM
MAURITANIA
MEXICO
MONGOLIA
MOZAMBIQUE
MYANMAR
NAMIBIA
PERU
RUSSIAN FEDERATION
SINGAPORE
SOUTH AFRICA

SPAIN
SWEDEN
SWITZERLAND
TAIWAN
TANZANIA
THE NETHERLANDS
THE REPUBLIC OF KOREA
TURKEY
UNITED KINGDOM
UNITED STATES OF AMERICA
UZBEKISTAN
VIETNAM
ZIMBABWE